AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 2005
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                      WILLIAMS SCOTSMAN INTERNATIONAL, INC.
                         (f/k/a Scotsman Holdings, Inc.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Delaware                                      52-1862719
  (State or other jurisdiction of                          (IRS Employer
   incorporation or organization)                       Identification No.)

                             8211 Town Center Drive
                            Baltimore, Maryland 21236
   (Address, including zip code, of Registrant's principal executive offices)
                              ____________________

          Williams Scotsman International, Inc. 2005 Omnibus Award Plan
      Employee Stock Purchase Plan of Williams Scotsman International, Inc.
                            (FULL TITLE OF THE PLAN)
                              ____________________

                               John B. Ross, Esq.
                       Vice President and General Counsel
                      Williams Scotsman International, Inc.
                             8211 Town Center Drive
                           Baltimore, Maryland, 21236
                                 (410) 931-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ____________________

                                    COPY TO:
                              John C. Kennedy, Esq.
                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                                 (212) 373-3000
                              ____________________

                                             CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
         Title of Each Class of            Amount to be Registered   Proposed Maximum    Proposed Maximum      Amount of
      Securities to be Registered                    (1)              Offering Price    Aggregate Offering   Registration
                                                                        Per Share              Price              Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share        1,800,000 shares (2)        $  15.98        $ 28,764,000      $ 3,385.52
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share        1,000,000 shares (3)        $  15.98        $ 15,980,000      $ 1,880.85
---------------------------------------------------------------------------------------------------------------------------
Total                                              2,800,000 shares                        $ 44,744,000      $ 5,266.37
---------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2) Represents 1,800,000 shares of Common Stock reserved for issuance under Williams Scotsman International, Inc. 2005 Omnibus Award Plan (the "2005 Plan"). Pursuant to Rule 457(c) and (h)(1) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Williams Scotsman International, Inc.'s common stock reported on the NASDAQ on September 20, 2005.
(3) Represents 1,000,000 shares of Common Stock reserved for issuance under Employee Stock Purchase Plan of Williams Scotsman International, Inc. Pursuant to Rule 457(c) and (h)(1) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Williams Scotsman International, Inc.'s common stock reported on the NASDAQ on September 20, 2005.

================================================================================

                                EXPLANATORY NOTE

         The Section 10(a) prospectuses being delivered by Williams Scotsman International, Inc. (the "Company") to participants in the Company's 2005 Omnibus Award Plan (the "2005 Plan") and Employee Stock Purchase Plan of Williams Scotsman International, Inc. (the "Employee Stock Purchase Plan", together with the 2005 Plan, the "Plans") as required by Rule 428 under the Securities Act, have been prepared in accordance with the requirements of Form S-8 and relate to shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), which have been reserved for issuance pursuant to the Plans. The information regarding the Plans required in the Section 10(a) prospectuses is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plans a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information required in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference to this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents and information previously filed with the Securities and Exchange Commission by us are hereby incorporated by reference in this registration statement:

         (1) The prospectus dated September 19, 2005, as filed by us under Rule 424(b) on September 20, 2005; and

         (2) The description of our common stock set forth, or incorporated by reference, in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on September 12, 2005, and any amendment or report filed for the purpose of updating any such description.

         All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.      DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

         Our amended and restated certificate of incorporation will provide that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was at any time a director or officer of the corporation or, while a director or officer of the


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


corporation, is or was at any time serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person; provided, however, that we shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the commencement of such proceeding (or part thereof) was authorized by our board of directors.

         Section 102 of the DGCL permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and
(iv) any transaction from which the director derived an improper personal benefit.

         Our amended and restated amended and restated certificate of incorporation will limit the personal liability of our directors to the fullest extent permitted by section 102 of the DGCL.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         We maintain directors' and officers' liability insurance for our officers and directors.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.      EXHIBITS

4.1          Form of Specimen Certificate (Incorporated by reference to Exhibit
             4.1 to the Registration Statement on Form S-1 of the Company (Commission file no. 333-124459)).

4.2          Certificate of Incorporation of the Company, as amended.
             (Incorporated by reference to Exhibit 3(i) of the Form 8-K filed on May 26, 2005 (Commission file no. 033-78954), Exhibit 3.1 of the Form 8-K filed on September 12, 2005 (Commission file no. 033-78954) and Exhibit 3.1 of Registration Statement on Form S-4 of the Company filed on May 13, 1994 (Commission file no. 33-68444)).

4.3 Form of Amended and Restated Certificate of Incorporation of Williams Scotsman International, Inc. (Incorporated by reference to
             Exhibit 3.2 to the Registration Statement on Form S-1 of the Company (Commission file no. 333-124459)).

4.4 By-laws of the Company (Incorporated by reference to Exhibit 3.2 of Registration Statement on Form S-4 of the Company filed on May 13, 1994 (Commission file no. 33-68444)).

4.5 Form of Amended and Restated By-laws of Williams Scotsman International, Inc. (Incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 of the Company (Commission file no. 333-124459)).

5.1*         Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1* Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 5.1).

23.2*        Consent of Ernst & Young LLP.

24.1*        Power of Attorney (included on the signature page).

* Filed herewith.


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


ITEM 9.      UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on September 21, 2005.

                              WILLIAMS SCOTSMAN INTERNATIONAL, INC.


                              By: /s/ Gerard E. Holthaus
                                  --------------------------
                                  Name:  Gerard E. Holthaus
                                  Title: President and Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Gerard E. Holthaus, Robert C. Singer and John B. Ross, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to intents and purposes as he might do or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on September 21, 2005 by the following persons in the capacities indicated.

          SIGNATURE                                TITLES
          ---------                                ------

   /s/ Gerard E. Holthaus           President and Chief Executive Officer,
----------------------------        Director and Chairman of the Board
      Gerard E. Holthaus            (Principal Executive Officer)

   /s/ Robert C. Singer             Executive Vice President and Chief
----------------------------        Financial Officer
      Robert C. Singer              (Principal Financial and Accounting Officer)

   /s/ James N. Alexander           Director
----------------------------
     James N. Alexander

  /s/ Michael F. Finley             Director
----------------------------
     Michael F. Finley

   /s/ Steven B. Gruber             Director
----------------------------
     Steven B. Gruber

   /s/ James A. Flick Jr.           Director
----------------------------
     James A. Flick Jr.

   /s/ James L. Singleton           Director
----------------------------
     James L. Singleton

                                INDEX TO EXHIBITS

4.1          Form of Specimen Certificate (Incorporated by reference to Exhibit
             4.1 to the Registration Statement on Form S-1 of the Company (Commission file no. 333-124459)).

4.2          Certificate of Incorporation of the Company, as amended.
             (Incorporated by reference to Exhibit 3(i) of the Form 8-K filed on May 26, 2005 (Commission file no. 033-78954), Exhibit 3.1 of the Form 8-K filed on September 12, 2005 (Commission file no. 033-78954) and Exhibit 3.1 of Registration Statement on Form S-4 of the Company filed on May 13, 1994 (Commission file no. 33-68444)).

4.3 Form of Amended and Restated Certificate of Incorporation of Williams Scotsman International, Inc. (Incorporated by reference to
             Exhibit 3.2 to the Registration Statement on Form S-1 of the Company (Commission file no. 333-124459)).

4.4 By-laws of the Company (Incorporated by reference to Exhibit 3.2 of Registration Statement on Form S-4 of the Company filed on May 13, 1994 (Commission file no. 33-68444)).

4.5 Form of Amended and Restated By-laws of Williams Scotsman International, Inc. (Incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 of the Company (Commission file no. 333-124459)).

5.1*         Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1* Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 5.1).

23.2*        Consent of Ernst & Young LLP.

24.1*        Power of Attorney (included on the signature page).

* Filed herewith.